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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 April 22, 2003

                                ----------------

                                   JMXI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                000-25943                                11-3374729
        (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

           900 West Shore Road

        Port Washington, New York                          11050
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                                 (516) 625-4805
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

On April 22, 2003, the Board of Directors of JMXI, Inc. (the "Company") approved an initial cash liquidating distribution of $0.10 per share payable on or about May 15, 2003 to stockholders of record at the close of business on May 1, 2003. The Company's Board of Directors also approved the filing of a Certificate of Dissolution with the Secretary of State of Delaware at the close of business on May 1, 2003. After the initial cash liquidating distribution is paid to stockholders, all of the Company's remaining assets and liabilities will be transferred into a liquidating trust to be known as the JMXI Liquidating Trust. The last day of trading of the Company's common stock on the OTC Bulletin Board is expected to be May 1, 2003. The Company's stock transfer books will be closed as of the close of business on May 1, 2003. For additional information, reference is made to the news release which is incorporated herein by reference and is attached hereto as Exhibit 99.1. Also incorporated herein by reference is the Company's audited Statement of Net Assets in Liquidation at February 28, 2003 (the "Net Asset Statement"), which is attached hereto as Exhibit 99.2. The Board of Directors relied in part on the Net Asset Statement in connection with its determination of the size of the initial cash liquidating distribution.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 - Press Release dated April 23, 2003.

Exhibit 99.2 - JMXI, Inc. Statement of Net Assets in Liquidation at February 28,
               2003.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 JMXI, INC.
                                                 -------------------------------
                                                 (Registrant)


                                                 By:    /s/ Jonathan Anderson
                                                 Name:  Jonathan Anderson
                                                 Title: Secretary

Dated: April 28, 2003